As filed with the Securities and Exchange Commission on March 15, 1995
                                             Registration No. 33-

        SECURITIES AND EXCHANGE COMMISSION
             Washington, D.C. 20549

                    FORM S-8
           REGISTRATION STATEMENT
                    Under
          THE SECURITIES ACT OF 1933

           ENRON OIL & GAS COMPANY
(Exact name of registrant as specified in its charter)

         Delaware                           47-0684736
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)        Identification No.)

                     1400 Smith Street
               Houston, Texas  77002-7369
(Address of principal executive offices, including zip code)

    AMENDED AND RESTATED ENRON OIL & GAS COMPANY 1994 STOCK PLAN
                 (Full title of the plan)

                         Angus H. Davis
     Vice President, Communications and Corporate Secretary
                        1400 Smith Street
                   Houston, Texas  77002-7369
           (Name and address of agent for service)
                     (713) 853-6161
(Telephone number, including area code, of agent for service)

                   CALCULATION OF REGISTRATION FEE

   Title of       Amount     Proposed maximum  Proposed maximum    Amount of
securities to be  to be      offering price    aggregate offering Registration
  registered     registered    per share(1)      price(1)             Fee

Common Stock,
par value $.01     3,000,000   $20.75          $62,250,000.00     $21,465.52

(1) Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices of such stock reported in the consolidated reporting system on March 13, 1995.

     This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for sale under the Amended and Restated Enron Oil & Gas Company 1994 Stock Plan. The contents of the registrant's Form S-8 Registration Statement (No. 33-52201) relating to the same employee benefit plan are incorporated by reference in this registration statement.

                          INFORMATION NOT REQUIRED IN PROSPECTUS

     The following documents are filed as part of this registration statement, in accordance with General Instruction E to Form S-8:


         Exhibits.

        4.1(c) Certificate of Amendment of Restated Certificate of Incorporation of Enron Oil & Gas Company.

        4.3      Amended and Restated Enron Oil & Gas Company 1994 Stock Plan.

       23.1      Consent of Arthur Andersen LLP.

       23.2      Consent of DeGolyer and MacNaughton.

       24.1      Powers of Attorney of certain directors of the Company.

                                       SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of March, 1995.

                                              ENRON OIL & GAS COMPANY

                                              By:
                                                    Walter C. Wilson
                                              Senior Vice President and Chief
                                                     Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

      Signature                      Title                          Date

                            Chairman of the Board, President,   March 14, 1995
   Forrest E. Hoglund     Chief Executive Officer and Director
                              (Principal Executive Officer)

                                Senior Vice President and       March 14, 1995
    Walter C. Wilson             Chief Financial Officer
                              (Principal Financial Officer)

                               Vice President and Controller    March 14, 1995
       Ben B. Boyd            (Principal Accounting Officer)


                *                          Director
          Fred C. Ackman


                *                          Director
        Richard D. Kinder


                *                          Director
         Kenneth L. Lay


                *                          Director
        Edward Randall, III

*By:                                                      March 14, 1995
               Angus H. Davis
              Attorney-in-Fact

                                   EXHIBIT INDEX

                                                                  Sequentially
                                                                  Numbered
Exhibit      Description of Exhibit                               Page

  4.1(c)    Certificate of Amendment of Restated Certificate of      5
             Incorporation of Enron Oil & Gas Company.

  4.3       Amended and Restated Enron Oil & Gas Company 1994        6
             Stock Plan.

 23.1       Consent of Arthur Andersen LLP.                         19

 23.2       Consent of DeGolyer and MacNaughton.                    20

 24.1       Powers of Attorney of certain directors of the Company. 21